UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ____)

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Indiana Community Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Indiana Community Bancorp

501 Washington Street
Columbus, Indiana  47201
(812) 376-3323

Notice of Annual Meeting of Shareholders

To Be Held On April 26, 2011

The Annual Meeting of Shareholders of Indiana Community Bancorp will be held at the Hilton Garden Inn, 12210 North Executive Drive, Edinburgh, Indiana 46124, on Tuesday, April 26, 2011, at 3:00 p.m., local time.

The Annual Meeting will be held for the following purposes:

1.	Election of Directors. Election of two directors of the Bancorp to serve three-year terms expiring in 2014.

2.	Ratification of Auditors. Approval and ratification of the appointment of BKD, LLP as auditors for the Bancorp for the fiscal year ending December 31, 2011.

3.	Shareholder Advisory (Non-Binding) Vote on Executive Compensation. Consideration and approval of compensation paid to executive officers of the Bancorp disclosed in the Proxy Statement.

4.	Other Business. Other matters as may properly come before the meeting or at any adjournment.

You can vote at the meeting or any adjournment of the meeting if you are a shareholder of record at the close of business on March 7, 2011.

We urge you to read the enclosed Proxy Statement carefully so you will have information about the business to come before the meeting or any adjournment. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for the fiscal year ended December 31, 2010, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors

John K. Keach, Jr.
Chairman of the Board, President and Chief Executive Officer
Columbus, Indiana
March 22, 2011

It is important that you return your proxy promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2011:

The Corporation’s Proxy Statement for the Annual Meeting and a sample of the form of proxy card sent to shareholders by the Corporation are available at http://www.myindianabank.com.

Indiana Community Bancorp

501 Washington Street
Columbus, Indiana  47201
(812) 376-3323

Proxy Statement

for
Annual Meeting of Shareholders

April 26, 2011

The Board of Directors of Indiana Community Bancorp, an Indiana corporation, is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held at 3:00 p.m., local time, on Tuesday, April 26, 2011, at the Hilton Garden Inn, 12210 North Executive Drive, Edinburgh, Indiana 46124, and at any adjournment of the meeting. The Bancorp’s principal asset consists of 100% of the issued and outstanding shares of Common Stock of Indiana Bank and Trust Company. We expect to mail this Proxy Statement to our shareholders on or about March 22, 2011.

Items of Business

At the Annual Meeting, shareholders will:

•	vote on the election of two directors to serve three-year terms expiring in 2014;

•	ratify the selection of BKD, LLP, as auditors for the Bancorp for 2011;

•	approve in an advisory (non-binding) vote the compensation of executive officers disclosed in this Proxy Statement; and

•	transact any other matters of business that properly come before the meeting.

We do not expect any other items of business, because the deadline for shareholder nominations and proposals has already passed. If other matters do properly come before the meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote on any other matters brought before the meeting. Those persons intend to vote the proxies in accordance with their best judgment.

Voting Information

Who is entitled to vote?

Shareholders of record at the close of business on March 7, 2011, the record date, may vote at the Annual Meeting. On the record date, there were 3,421,379 shares of the Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.  The Bancorp also had 21,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”) outstanding on March 7, 2011, issued pursuant to the TARP Capital Purchase Program, but these shares do not have the right to vote at the Annual Meeting of Shareholders.

How many votes are required to elect directors?

The two nominees for director receiving the most votes will be elected. Abstentions, broker non-votes, and instructions to withhold authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as votes against the nominee.

How many votes are required to ratify the selection of BKD, LLP as auditors of the Bancorp for 2011?

More votes cast in favor of this proposition than are cast against it are required to ratify BKD, LLP as our auditors for 2011. Abstentions and broker non-votes will have no effect on this proposal.

How many votes are required to approve on an advisory basis the compensation of the Bancorp’s executive officers?

More votes cast in favor of this proposition than are cast against it are required to approve on a non-binding basis the compensation of the Bancorp’s executive officers.  Abstentions and broker non-votes will have no effect on the advisory vote on executive compensation.

How do I vote my shares?

If you are a “shareholder of record,” you can vote by mailing the enclosed proxy card. The proxy, if properly signed and returned to the Bancorp and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If you return your signed proxy card but do not indicate your voting preferences, the proxies named in the proxy card will vote on your behalf for the two nominees for director listed below, for approval of the appointment of BKD, LLP as auditors of the Bancorp for 2011, and for approval of the executive compensation paid to executive officers of the Bancorp. If you do not give contrary instructions, the proxies will vote upon the transaction of other business as may properly come before the meeting, in accordance with their best judgment.

If you have shares held by a broker or other nominee, you may instruct the broker or other nominee to vote your shares by following the instructions the broker or other nominee provides to you. If you do not submit specific voting instructions to your broker, the organization that holds your shares may generally vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions.  On non-discretionary items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” The proposal to ratify BKD, LLP as our auditors for 2011 is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. However, brokers do not have discretion to vote your shares on the election of directors or on the shareholder advisory (non-binding) vote on executive compensation.  Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees or the shareholder advisory (non-binding) vote on executive compensation at the Annual Meeting of Shareholders.

Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment and will not be used for any other meeting.

How do I vote shares held in the Bancorp’s 401(k) Plan?

We maintain a 401(k) Plan which owns approximately 2.3% of the Bancorp’s Common Stock. Employees of the Bancorp and its subsidiaries may participate in the Plan. Each Plan participant instructs the trustee of the Plan how to vote the shares of Bancorp Common Stock allocated to his or her account under the Plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote such participant’s shares in accordance with the shareholder’s instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the Annual Meeting, the trustee will vote the shares “FOR” the election of each of management’s director nominees, “FOR” the ratification of BKD, LLP as our auditors for 2011, and “FOR” approval of the compensation of the Bancorp’s executive officers. The trustee will vote the shares of Bancorp Common Stock held in the Plan but not allocated to any participant’s account and shares as to which no voting instruction cards are received in the same proportion as the allocated shares in the Plan are voted with respect to the items being presented to a shareholder vote.

Can I change my vote after I have mailed my proxy card?

You have the right to revoke your proxy at any time before it is exercised by (1) notifying the Bancorp’s Secretary (Mark T. Gorski, 501 Washington Street, Columbus, Indiana 47201) in writing, (2) delivering a later-dated proxy, or (3) voting in person at the Annual Meeting.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card even if you plan to attend the meeting.

If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or other nominee giving you the right to vote the shares at the meeting.

What constitutes a quorum?

The holders of over 50% of the outstanding shares of Common Stock as of the record date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

Principal Holders of Common Stock

The following table provides information as of March 7, 2011, about each person known by the Bancorp to own beneficially 5% or more of the Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

John K. Keach, Jr. 501 Washington Street Columbus, IN 47201	195,103 (1)	5.6%

Financial Edge Fund, L.P. Financial Edge-Strategic Fund, L.P. Goodbody/PL Capital, L.P. PL Capital, LLC PL Capital Advisors, LLC Goodbody/PL Capital, LLC John W. Palmer Richard J. Lashley PL Capital/Focused Fund, L.P. 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	317,877 (2)	9.3%

Malta Partners, L.P. Malta Hedge Fund, L.P. Malta Hedge Fund II, L.P. Malta Offshore, Ltd. SOAM Holdings, Inc. Sandler O’Neill Asset Management, LLC Terry Maltese c/o Terry Maltese Sandler O’Neill Asset Management, LLC 780 Third Avenue, 5th Floor New York, New York 10017	181,000 (3)	5.3%

(1)
Includes 71,127 shares held jointly by Mr. Keach and his wife, 19,562 shares held by his wife, 958 shares held by Mr. Keach’s children, 60,000 shares subject to stock options granted under the Bancorp’s stock option plans, 21,000 shares of restricted stock over which Mr. Keach has voting but not dispositive power, and 22,456 whole shares allocated as of December 31, 2010, to Mr. Keach’s account under the Indiana Community Bancorp Employees’ Savings and Profit Sharing Plan and Trust (the “401(k) Plan”).

(2)
According to an Amendment to Schedule 13D, filed August 4, 2008, includes (1) 145,638, 52,870, and 50,035 shares owned by Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., and PL Capital/Focused Fund, L.P., respectively, each of which is advised by PL Capital Advisors, LLC, and has PL Capital, LLC as its general partner, (2) 69,234 shares held by Goodbody/PL Capital, L.P., whose general partner is Goodbody/PL Capital, LLC, and whose investment advisor is PL Capital Advisors LLC, and (3) 100 shares beneficially owned by Richard J. Lashley in his individual capacity. Richard J. Lashley and John W. Palmer are managing members of PL Capital, LLC, Goodbody/PL Capital, LLC, and PL Capital Advisors, LLC.

(3)
According to a Schedule 13D filed January 14, 2010, includes 6,100, 21,300, 111,400, and 42,200 shares owned by Malta Partners, LP., Malta Hedge Fund, L.P., Malta Hedge Fund II, L.P., and Malta Offshore, Ltd., respectively, each of whom receives administrative and management services from Sandler O’Neill Asset Management, LLC (“SOAM”).  The sole general partner of each of the partnerships holding shares is SOAM Holdings, LLC (“Holdings”).  Terry Maltese is President and managing member of Holdings and SOAM.  The parties listed above share investment and voting power with respect to the 181,000 shares.

Proposal 1 — Election of Directors

The Board of Directors currently consists of seven members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually.

The nominees for director this year are John K. Keach, Jr. and David W. Laitinen, MD, each of whom is a current director of the Bancorp. If the shareholders elect these nominees at the Annual Meeting, the terms of Messrs. Keach and Laitinen will expire in 2014. No nominee for director is related to any other director or executive officer of the Bancorp or nominee for director by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

The following table provides information on the nominees for the position of director of the Bancorp and for each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned as of the record date. The table also includes information on the number of shares of Common Stock beneficially owned by executive officers of the Bancorp who are not directors, and by all directors and executive officers of the Bancorp as a group.

The Board recommends that you vote FOR the two nominees.

Name	Age	Positions Held With the Bancorp	Director of the Bank Since	Director of the Bancorp Since	Term to Expire		Shares of Common Stock Beneficially Owned on 3/07/11 (1)		Percent of Class
Director Nominees
John K. Keach, Jr.	59	Chairman of the Board, President and Chief Executive Officer	1990	1990	2014		195,103	(2)	5.6%
David W. Laitinen, MD	58	Director	1990	1990	2014		36,068	(3)	*

Directors Continuing In Office
John T. Beatty	60	Director	1991	1992	2013		25,317	(4)	*
William J. Blaser	61	Director	2006	2006	2013		24,800	(5)	*
Harold Force	59	Director	1991	1992	2013		32,964	(6)	*
John M. Miller	60	Director	2002	2002	2012		25,267	(7)	*
Harvard W. Nolting, Jr.	71	Director	1988	1990	2011	(8)	60,859	(9)	1.8%

Executive Officers
Charles R. Farber (10)	61	Executive Vice President					59,300	(11)	1.7%
Mark T. Gorski	46	Executive Vice President, Chief Financial Officer, Treasurer and Secretary					57,265	(12)	1.7%

All executive officers and directors as a group (9 persons)							516,943	(13)	14.4%

*	Less than 1%.
(1)
Includes shares beneficially owned by members of the immediate families of the directors, director nominees, or executive officers residing in their homes. Unless otherwise indicated, each nominee, director or executive officer has sole investment and/or voting power with respect to the shares shown as beneficially owned by him or her.

(2)
Includes 71,127 shares held jointly by Mr. Keach and his wife, 19,562 shares held by his wife, 958 shares held by Mr. Keach’s children, 60,000 shares subject to stock options granted under the Bancorp’s stock option plans, 21,000 shares of restricted stock over which Mr. Keach has voting but not dispositive power, and 22,456 whole shares allocated as of December 31, 2010, to Mr. Keach’s account under the 401(k) Plan.

(3)
Includes 30,475 shares held jointly by Dr. Laitinen and his wife, 4,293 shares subject to stock options granted under the Bancorp’s stock option plans, and 1,300 shares of restricted stock over which Dr. Laitinen has voting but not dispositive power.  30,475 of these shares have been pledged to secure a joint brokerage account of Dr. and Mrs. Laitinen.

(4)
Includes 19,724 shares held jointly by Mr. Beatty and his wife, 4,293 shares subject to stock options granted under the Bancorp’s stock option plans, and 1,300 shares of restricted stock over which Mr. Beatty has voting but not dispositive power.

(5)
Includes 6,000 shares jointly held by Mr. Blaser and his wife, 13,500 shares subject to stock options granted under the Bancorp’s stock option plans, and 1,300 shares of restricted stock over which Mr. Blaser has voting but not dispositive power.

(6)
Includes 24,371 shares held jointly by Mr. Force and his wife, 4,293 shares subject to stock options granted under the Bancorp’s stock option plans, and 1,300 shares of restricted stock over which Mr. Force has voting but not dispositive power.

(7)
Includes 700 shares held by children who reside with Mr. Miller, stock options for 13,500 shares granted under the Bancorp’s stock option plans, and 1,300 shares of restricted stock over which Mr. Miller has voting but not dispositive power.

(8)	Because of age limitations in the Bancorp’s By-Laws, Mr. Nolting may not serve beyond December 31, 2011, as he turns 72 in 2011.
(9)	Includes 4,293 shares subject to stock options granted under the Bancorp’s stock option plans, and 1,300 shares of restricted stock over which Mr. Nolting has voting but not dispositive power.
(10)	Mr. Farber resigned from his positions with the Bancorp and the Bank effective March 9, 2011.
(11)
Includes 45,000 shares subject to stock options granted under the Bancorp’s stock option plans, 2,000 shares of restricted stock over which Mr. Farber has voting but not dispositive power, and 8,267 whole shares allocated as of December 31, 2010, to Mr. Farber’s account under the 401(k) Plan.  Upon Mr. Farber’s resignation as an employee and officer of the Bancorp effective March 9, 2011, his 2,000 shares of restricted stock were forfeited.

(12)
Includes 25,000 shares subject to stock options granted under the Bancorp’s stock option plans, 5,000 shares of restricted stock over which Mr. Gorski has voting but not dispositive power, and 919 whole shares allocated as of December 31, 2010, to Mr. Gorski’s account under the 401(k) Plan.

(13)
Includes 174,172 shares subject to stock options granted under the Bancorp’s stock option plans, 35,800 shares of restricted stock as to which the owners have voting but not dispositive power, and 31,642 whole shares allocated to the accounts of participants in the 401(k) Plan as of December 31, 2010.

Presented below is information concerning the director nominees and directors continuing in office of the Bancorp. Each of the directors and director nominees has particular experience, qualifications, attributes and skills that qualify him to serve as a director of the Bancorp. These particular attributes are set forth below.

•
John T. Beatty is President and Treasurer of Beatty Insurance, Inc. He has owned and operated this successful small insurance business for over 39 years. He is active in the Bank’s market area, in particular in the business community in those markets. He serves several local civic and charitable organizations. He is valuable to the Bancorp and the Bank in dealing with insurance matters and lending to the insurance industry. His experience assists the Bancorp and the Bank with business lending strategies.

•
William J. Blaser is Managing Partner of L.M. Henderson & Company, LLP (certified public accountants and consultants), in Indianapolis, Indiana. He has been a CPA for over 39 years and has served as the managing partner of a public accounting firm since 1990. He has had years of experience in preparing and reviewing financial statements, including those of financial institutions. Mr. Blaser’s extensive accounting background enables him to provide value in his role as the Board’s Audit Committee financial expert and as Chairman of the Bancorp’s Audit Committee.

•
Harold Force has been President of Force Construction Company, Inc. since 1976. He has operated this successful business for over 30 years. He also serves as Executive Vice President of Force Design, Inc. He also plays an active role in economic development in the Bank’s market area. As a business owner, he has had significant experience working with financial institutions. Mr. Force’s experience is of great value to the Bancorp and the Bank as it relates to commercial and commercial real estate lending. His community involvement has also proven valuable to the Bancorp and Bank, as members of the community have been referred for products and services.

•
John K. Keach, Jr. has been employed by the Bank since 1974. In 1985, he was elected Senior Vice President - Financial Services; in 1987 he became Executive Vice President, and in 1988 he became President and Chief Operating Officer. In 1994, he became President and Chief Executive Officer. In 1999, he was appointed Chairman of the Board of Directors of Home

Federal Bancorp, which changed its name to Indiana Community Bancorp. This extensive background and experience with the Bank and its operations enhances Mr. Keach, Jr.’s ability to provide leadership to the Bancorp in his roles as President and Chief Executive Officer.

•
David W. Laitinen, MD has been an orthopedic surgeon in Seymour, Indiana since 1983. Dr. Laitinen has been involved in one of the Bank’s primary market areas for over 25 years, and his knowledge of the health care industry is of particular value to the Bancorp and Bank as it relates to lending to members of the medical community.

•
John M. Miller is the President of Best Beers, Inc. (beer distributor) in Bloomington, Indiana.. He has served as an owner and operator of the beer distributor for over 30 years, which has grown from 1 to over 100 employees during his involvement with the company. He is also active on the financial side of his business. His small business experience as well as his role as a successful real estate investor provide valuable expertise with respect to the commercial and commercial real estate lending activities of the Bank.  He also has significant experience serving as a director of financial institutions, having served on the board of a commercial  bank for ten years prior to his service on the Bancorp’s board.

•
Harvard W. Nolting, Jr. was a co-owner of Nolting Foods, Inc. (grocery chain) for over 30 years before his retirement in 1994. He served as co-owner and manager of this small business which employed approximately 550 people. He has particular skills in evaluating personnel which has proven valuable to the Bancorp in managing its staff and employee base. His experience operating a small business has also assisted the Bancorp and the Bank with its lending to small businesses.

Corporate Governance

Director Independence. All of the directors except John K. Keach, Jr., meet the standards for independence of Board members set forth in the Listing Standards for the Nasdaq Stock Exchange. Moreover, all members of the Bancorp’s Audit Committee, Compensation Committee, Stock Option Committee, and Nominating and Governance Committee meet those independence standards. The Board of Directors of the Bancorp considers the independence of each of the directors under the Listing Standards of the Nasdaq Stock Exchange which, for purposes of determining the independence of Audit Committee members, also incorporate the standards of the Securities and Exchange Commission (the “SEC”) included in Reg. § 240.10A-3(b)(1). Among other things, the Board considers current or previous employment relationships  as well as material transactions or relationships between the Bancorp or its subsidiaries and the directors, members of their immediate families, or entities in which the directors have a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.

John K. Keach, Jr. serves as Chairman and Chief Executive Officer of the Bancorp.  The Bancorp has chosen to combine the principal executive officer and board chairman positions because this combined role promotes unified leadership and direction for the Board and for executive management and allows for a single, clear focus for the chain of command to execute the Bancorp’s business plans.  Moreover, the Bancorp receives active and effective management and oversight of the Bancorp's operations by the Board’s independent directors.  The Bancorp’s Audit, Nominating and Governance, Compensation, and Stock Option Committees are comprised exclusively of independent directors.  Non-management directors meet at regularly scheduled executive sessions without management present.  Moreover, Harold Force has been elected as the lead independent director to chair these executive sessions, with authority to call special meetings of the independent directors.  For all of these reasons, the Bancorp believes that it is appropriate for John K. Keach, Jr. to serve as Chairman and Chief Executive Officer.

Meetings of the Board of Directors. During the fiscal year ended December 31, 2010, the Board of Directors of the Bancorp met or acted by written consent eight times. No director attended fewer than

75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Bancorp held while he served as director and of meetings of committees on which he served during that fiscal year.

Board Committees. The Bancorp’s Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee, and a Nominating and Governance Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

The Audit Committee, the members of which are Messrs. Blaser (Chairman), Beatty, Force, Nolting, and Dr. Laitinen, recommends the appointment of the Bancorp’s independent accountants in connection with its annual audit, and meets with them to outline the scope and review the results of the audit. In addition, the Board of Directors has determined that William J. Blaser is a “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee met four times during the fiscal year ended December 31, 2010. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on the Bancorp’s website at http://www.myindianabank.com. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

The Compensation Committee reviews payroll costs and salary recommendations and determines the compensation of the Bancorp’s officers. The Compensation Committee met or acted by written consent three times during fiscal 2010. The members of this Committee are Messrs. Nolting (Chairman), Miller and Dr. Laitinen. The Compensation Committee has a separate charter which is posted on the Bancorp’s website at http://www.myindianabank.com.

The Bancorp’s Stock Option Committee administers the Bancorp’s stock option plans. It acted by written consent one time in 2010.  Its members are all of the directors except Mr. Keach, Jr.

The Nominating and Governance Committee, referred to here as the “Nominating Committee,” selects the individuals who will run for election to the Bancorp’s Board of Directors each year. Its members for this Annual Meeting were Messrs. Force (Chairman), Nolting, and Dr. Laitinen It met two times during 2010. The Nominating Committee’s charter is available at http://www.myindianabank.com.

The Nominating Committee will consider the director nomination of any shareholder of the Bancorp entitled to vote for the election of directors at the meeting who has given timely notice in writing to the Secretary of the Bancorp as provided in the Bancorp’s By-Laws. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Bancorp not less than 60 days prior to the meeting, unless less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in publicly-available By-Laws, if the Annual Meeting is held on such date), in which case the notice by a shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Although the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose, as it will address nominations on a case-by-case basis. When considering a potential candidate for membership on the Bancorp’s Board of Directors, the Nominating Committee considers diversity, age, skills, relevant business and industry experience, and independence under the Listing Standards of the Nasdaq Stock Exchange.  The Nominating Committee assesses the effectiveness of its efforts to have a diverse Board of Directors by periodically reviewing the current Board members to ensure that the Board has occupational diversity which aids in oversight of the Company’s commercial lending and geographic diversity across the Company’s market area to aid in assessing and overseeing the Company’s position and reputation.  The Nominating Committee strives to identify Board members with varying backgrounds and gives consideration to gender, race and age diversity.  Under Corporate Governance Guidelines adopted by the Nominating Committee, executive officers and non-employee directors of the Bancorp must own at least 1,000 shares of Bancorp Common Stock. The Nominating Committee does not have specific minimum qualifications that must be met by a Nominating Committee-recommended candidate other than those prescribed by the By-Laws or in the Nominating Committee’s Corporate Governance Guidelines, and it has no specific process for identifying the candidates. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Bancorp’s Board of Directors by a shareholder. The Nominating Committee has not received any nominations from any of the Bancorp’s shareholders in connection with the Annual Meeting.

Under Corporate Governance Guidelines adopted by the Nominating Committee, directors who change their principal employment or responsibilities outside the Bancorp must submit written notification of the change and an offer of resignation to the Chairman of the Nominating Committee. In deciding whether to recommend to the full Board the acceptance of the director’s offer to resign, the Nominating Committee will review the appropriateness of the director’s continued membership on the Board under the changed circumstances. This requirement will provide the Board with the opportunity to consider whether the director’s continued service on the Board is in the shareholders’ best interest.

Directors over the age of 72 years are not eligible for election or appointment to the Board of Directors and directors must retire from the Board on the last day of the year in which they attain age 72.

Risk Oversight.  The Board of Directors plays an active role in the oversight of credit risk, operational risk, liquidity risk, and similar risks of the business of the Bancorp.  It performs this role primarily through its Committee structure.  The Audit Committee of the Bancorp considers risk issues associated with the Bancorp’s financial reporting and disclosure process and also monitors controls for material weaknesses in the audit function.  The Audit Committee meets periodically with the Chief Financial Officer and Senior Risk Officer of the Bancorp in carrying out these responsibilities.  The full Board and Audit Committee have access, as needed, to the executive officers and other employees of the Bancorp who help supervise the day-to-day risk management responsibilities of the Bancorp.  They also have access to legal representation to the extent deemed necessary to assist with their risk oversight responsibilities.  In addition, the Compensation Committee and the Stock Option Committee evaluate the compensation programs of the Bancorp to ensure that they do not create incentives among management employees to take undue risk.  The Bank also has Loan and Senior Management committees, whose members are available to the Board, to monitor risks related to liquidity and interest rates and lending risks.

Communications with Directors. The Bancorp has adopted a policy for its shareholders to send written communications to the Bancorp’s directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at the Bancorp’s main office. The Bancorp has also adopted a policy that strongly encourages its directors to attend each Annual Meeting of shareholders. All of the Bancorp’s directors at the time attended the Annual Meeting of Shareholders on April 27, 2010.

Executive Compensation

Summary Compensation Table for 2010

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for 2010 and 2009.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John K. Keach, Jr.	2010	$475,000	$109,350	$—	—	$7,125	$591,475
Chairman of the Board, President and Chief Executive Officer	2009	350,514	—	—	—	7,057	357,571

Mark T. Gorski	2010	215,000	36,450	—	$107,500	7,350	366,300
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2009	198,793	—	—	34,192	5,467	238,452

Charles R. Farber (5)	2010	150,000	36,450	—	75,000	4,585	266,035
Executive Vice President	2009	186,923	—	—	74,996	5,065	266,984

(1)	Includes any amounts earned but deferred, including amounts deferred under the Bank’s 401(k) Plan.
(2)
The 2010 amount reflected in this column is the aggregate grant date fair value of stock awards calculated in accordance with FAS ASC Topic 718.  The weighted average grant date fair value per share was $12.15 for these stock awards.

(3)
The 2009 amount in this column includes amounts that were earned for services under the Bancorp’s Long-Term Incentive Plan for the three-year period 2007-2009 totaling $34,192 for Mark T. Gorski and $31,904 for Charles R. Farber. Such amounts were based on performance criteria that were satisfied over the three-year period ending in 2009, but were paid in January 2010.  The 2009 amount for this column also includes, for Charles R. Farber, bonuses earned under the Indianapolis Market Growth Plan of $43,092 for 2009.  Such amount was paid in January 2010.  The 2010 amount in this column represents the amounts that were earned under the Senior Management Annual Incentive Compensation Plan for Mark T. Gorski and Charles R. Farber.  Such amounts were paid in January, 2011.

(4)
Includes the Bank’s matching contributions and allocations under its 401(k) Plan, and dividends paid on restricted stock awards to the extent those dividends were not factored into the grant date fair value for the stock awards as reported under the “Stock Awards” column. The Named Executive Officers received certain perquisites during the reported years, but the incremental cost of providing those perquisites did not exceed $10,000.

(5)	Mr. Farber resigned from his positions with the Bancorp and the Bank effective March 9, 2011.

Option Plans

1995, 1999, and 2001 Option Plans.  The Bancorp had previously adopted and submitted to shareholders for approval three stock option plans in 1995, 1999 and 2001.  Upon shareholder approval of the 2010 Stock Option and Incentive Plan, those prior plans were no longer available for the grant of new stock options, including with respect to shares returned to those plans upon the lapse of unexercised stock options.  As of the record date, options for 50,860 shares of Common Stock remain outstanding under the 1995 Option Plan for an average price per share of $23.7759.  Options for 10,843 shares of Common Stock remain outstanding under the 1999 Option Plan with an average price per share of $21.0570, and options for 218,719 shares of Common Stock remain outstanding under the 2001 Option Plan with an average price per share of $23.2476.

2010 Stock Option and Incentive Plan.  The Board of Directors adopted the 2010 Stock Option and Incentive Plan (the “2010 Option Plan”), which was approved by shareholders at the 2010 annual meeting. The 2010 Option Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Directors, employees and consultants of the Bancorp and its subsidiaries are eligible for awards under the Plan. Pursuant to the 2010 Option Plan, the maximum number of shares with respect to which awards may be made under the 2010 Option Plan is 329,925 shares. The shares with respect to which awards may be made under the 2010 Option Plan may either be authorized or unissued shares or treasury shares. As of March 7, 2011, awards of 63,300 shares of restricted stock had been made under the 2010 Option Plan, and there remain 266,625 shares available for future grants under the 2010 Option Plan.

The purpose of the 2010 Option Plan is to promote the long-term interests of the Bancorp and its shareholders by providing a means for attracting and retaining officers and employees of the Bancorp and its subsidiaries. The 2010 Option Plan is administered by the Stock Option Committee consisting of all directors except John K. Keach, Jr., each of whom is a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Options granted are adjusted for capital changes such as stock splits and stock dividends. The Committee has full and complete authority and discretion, except as expressly limited by the Plan, to grant awards and to provide for their terms and conditions.

The option price of each share of stock is to be paid in full at the time of exercise in cash or by delivering shares of the Bancorp common stock owned for at least six months with a market value of the exercise price, or by a combination of cash and such shares. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during specified periods. In the event of a change in control of the Bancorp, all options not previously exercisable shall become fully exercisable.  For this purpose, change in control includes an acquisition by a third party of 25% or more of the Bancorp’s outstanding shares, a change in a majority of the Bancorp’s directors as a result of a tender offer, merger, sale of assets or similar transaction, or shareholder approval of a sale or disposition of all or substantially all of the Bancorp’s assets or another transaction following which the Bancorp would no longer be an independent publicly-owned entity; provided that such events will not be deemed a change in control if a majority of the Board of Directors of the Bancorp adopts a resolution to provide that such events will not be deemed a change in control.

Awards of restricted shares are generally subject to transfer restrictions for three years and vest at the rate of 33-1/3 % per year over the three-year period. If the service of an option holder terminates involuntarily within eighteen months after a change in control of the Bancorp (as defined above), any restricted transfer period to which the restricted shares are then subject will terminate and the shares will fully vest.

Because of restrictions under the TARP Capital Purchase Program, any restricted stock awards made to the Bancorp’s President and Chief Executive Officer will generally vest in two installments on the second anniversary of the date of grant (as to 2/3 of the award) and on January 1st of the year following such second anniversary (to the extent of the remaining 1/3 of the award).  The shares granted will not be transferrable until the TARP preferred stock has been redeemed by the Bancorp.

Indiana Community Bancorp Long-Term Incentive Plan

On May 24, 2005, the Board of Directors of the Bancorp adopted the Indiana Community Bancorp Long-Term Incentive Plan (the “LTIP”) effective January 1, 2005. Eligibility to participate in the LTIP is limited to key executives of the Company or its subsidiaries who have the opportunity to significantly affect the achievement of the Company’s strategic objectives.

At the time the Bancorp’s Compensation Committee grants an award, it will establish performance goals related to one or more performance criteria at which the incentive payment for each award level shall be earned for the relevant performance period. The performance period may be any period of years established by the Committee up to but not in excess of five years. The final award, if earned, will be paid in a lump sum in cash to a participant who is and has been an active employee at all times during the performance period, with the award being subject to pro rata adjustment and payment in the event of retirement, death, or disability during that period. The maximum payment to any participant for any performance period under the LTIP is $750,000.

In the event of a change in control of the Bancorp (as defined in the LTIP) prior to the end of a performance period and/or the payment of a final award, the Committee has the discretion to accelerate the calculation and payment of any final award, which may include the payment of the maximum final award.  Such an acceleration of an award may not be permitted while the TARP preferred stock is outstanding.

Information concerning the awards paid to executive officers of the Bancorp for the three-year period ending in 2009 is set forth in the summary compensation table on page 10.  The Company’s President and Chief Executive Officer elected not to receive any award under the LTIP for 2009 or 2010.  The award would have been $87,757 for 2009.  The approximate value of the award forfeited for the years 2008-2010 was $204,000.

Although awards previously had been made to certain executives under the LTIP for the years 2008 to 2010 (payable in 2011), those awards were terminated and forfeited by the Compensation Committee on May 25, 2010, because of the decision to replace those awards with grants under the 2010 Stock Option and Incentive Plan and awards under the Senior Management Annual Incentive Compensation Plan.  Accordingly, at this time, awards under the LTIP have been suspended and there are no future awards payable or contemplated.  The awards forfeited by Mark T. Gorski and Charles R. Farber for the years 2008-2010, were approximately $71,300 and $60,300, respectively.

Indianapolis Market Growth Plan

On November 28, 2006, the Board of Directors of the Bancorp adopted an Indianapolis Market Growth Plan and entered into Award Agreements under the Plan with Charles R. Farber, an Executive Vice President of the Bancorp. The Plan provides key executives of the Bancorp who are selected by the Compensation Committee to receive an award under the Plan with the opportunity to earn annual incentive compensation based on the achievement of the strategic goals specified in the award. Once the Bancorp has certified that the performance goals have been obtained for the performance period specified in an award, the Bancorp will pay the award in cash to the executive as provided in the award agreement.

The award granted to Mr. Farber under the Plan for 2009 for incentive payments was comprised of three components: Override, which is calculated as a percentage of the balance of certain commercial loans and certain deposits on the day preceding the first day of the performance period; Growth, which is calculated as a percentage of the increase during the performance period in the balance of certain loans and certain deposits; and Credit Quality Modifier, which reduces payouts pursuant to the Override and Growth components if the credit quality standards of the commercial loan portfolio are not maintained at target levels. Mr. Farber’s 2009 award provided for an Override percentage of .0095 percent and a Growth percentage of .0125 percent.  The Credit Quality Modifier was equal to $14,364 for the 2009 award.

The incentive award earned by Mr. Farber under the Plan for 2009 is set forth in the Summary Compensation Table on page 10.  Mr. Farber did not participate in the Indianapolis Market Growth Plan in 2010.  He has subsequently resigned from all positions with the Bancorp and the Bank effective March 9, 2011.

Senior Management Annual Incentive Compensation Plan

On January 26, 2010, the Board of Directors of the Bancorp adopted the Senior Management Annual Incentive Compensation Plan (the “Annual Incentive Plan”). The Annual Incentive Plan is intended to provide select senior officers of the Bancorp and Bank, with an annual incentive award for contributions to annual financial and business objectives.

Pursuant to the Annual Incentive Plan, the Board of Directors will approve measurement criteria for minimum, target and maximum performance thresholds based on projections for the Bancorp’s fully diluted earnings per common share for the year.

The compensation committee recommended, and the Board of Directors approved, a list of senior officers eligible to participate in the Annual Incentive Plan for 2010, along with the recommended payout percentages of salary for the minimum, target and maximum performance levels applicable to the earnings per share goals.  Included among these senior officers were Mark T. Gorski, the Bancorp’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, and Charles R. Farber, Executive Vice President.  Each of these officers was eligible for a payout percentage of his respective salary of 12.5% if the minimum performance goal was achieved, 25% if the target performance goal was achieved, and 50% if the maximum performance goal was achieved.  In addition to the executive officers, eight senior vice presidents were eligible to participate in the plan.  Each of these officers was eligible for a payout percentage of their respective salary of 7.5% if the minimum performance goal was achieved, 15% if the target performance goal was achieved, and 30% if the maximum performance goal was achieved.  The awards made to Mr. Gorski and Mr. Farber for 2010, after determination that the goals had been achieved, are set forth in the 2010 Summary Compensation Table on page 10.  The Board of Directors approved similar percentages of salary and performance levels for 2011.  Mr. Gorski is the only executive officer eligible to participate in the Annual Incentive Plan for 2011.  Mr. Farber has resigned from all positions with the Bancorp and the Bank effective March 9, 2011.

401(k) Plan

Employees who are over 21 years of age with at least one month of service may participate in the Bank’s 401(k) Savings Plan. Participants may elect to make monthly contributions up to 75% of their salary, subject to any applicable limits under the Code. The Bank makes a matching contribution of 50% of the employee’s contribution that does not exceed 3.0% of the employee’s salary with respect to employees who have at least six months of service.   These contributions may be invested at each employee’s direction in one or more of a number of investment options available under the Plan. Matching employer contributions may also be invested at an employee’s direction in a fund which invests in Bancorp Common Stock. An employee may not invest more than 25% of his or her account balance in the Bancorp stock fund.  Employee contributions to the 401(k) Plan are fully vested upon receipt. Matching contributions generally vest over a 3-year period, with 100% vesting after the third year of service. Most employees upon termination of employment elect to maintain their account under the 401(k) Plan.  Other options, such as a lump sum distribution or rollover distribution, may be selected.

Outstanding Equity Awards at December 31, 2010

The following table presents information on stock options and stock awards held by the Named Executive Officers on December 31, 2010.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Date of Full Vesting of Unexercisable	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not Vested	Date of Full Vesting of Stock
Name	Exercisable	Unexercisable (1)	Price ($)	Options	Date	Vested (#)	($)(2)	Awards
John K. Keach, Jr.	10,000	—	$25.23000		03/28/2015	9,000	$155,250	01/13/2013(3)
	10,000	—	$21.49500		04/22/2018
	25,000	—	$18.48500		12/18/2011
	11,691	3,309	$25.65950	01/01/2011	03/19/2016
Mark T. Gorski	10,000	—	$24.45000		06/05/2015	3,000	$51,750	01/13/2013
	10,000	—	$25.65950		03/20/2016
	5,000	—	$21.49500		04/21/2018
Charles R. Farber	20,000	—	$20.90000		03/17/2012	3,000	$51,750	01/13/2013
	10,000	—	$25.23000		03/28/2015(4)
	10,000	—	$25.65950		03/19/2016(4)
	5,000	—	$21.49500		04/21/2018(4)

(1)	The shares represented could not be acquired by the Named Executive Officers as of December 31, 2010.
(2)	The market value of these awards is determined by multiplying the number of shares by the closing price of the Bancorp’s common stock on December 31, 2010, which was $17.25 per share.
(3)	These shares may not be transferred by Mr. Keach until the Bancorp’s TARP Preferred Stock is redeemed.
(4)	As a result of Mr. Farber’s resignation from all positions with the Bancorp and the Bank on March 9, 2011, the option expiration dates for these options have become March 9, 2014.

The unexercisable options listed in the table above would become exercisable in full upon a change in control of the Bancorp, subject to any restrictions on such vesting under the TARP Capital Purchase Program.

Pentegra Group Pension Plan

The Pentegra Group defined benefit pension plan is a noncontributory, multi-employer comprehensive pension plan.  The Bank froze the Pension Plan effective April 1, 2008.  Separate actuarial valuations are not made for individual employer members of the Pension Plan. An employee’s pension benefits are 100% vested after five years of service.

The Pension Plan provides for monthly retirement benefits determined on the basis of the employee’s years of service and base salary for the five consecutive years of his or her employment producing the highest average. Early retirement, disability, and death benefits are also payable under the Pension Plan, depending upon the participant’s age and years of service. The Bank recorded expenses totaling $527,000 for the Pension Plan during the fiscal year ended December 31, 2010. Benefits are currently subject to maximum Code limitations of $195,000 per year.

Excess Benefit Plan

On April 1, 2001, the Bank entered into an excess benefit plan agreement with John K. Keach, Jr. Under this agreement, Mr. Keach, Jr. is provided retirement benefits equal to the annual benefits he would have received under the Bank’s pension plan had he received full credit for his annual salary and if the pension plan did not have to make certain reductions in benefits required under § 415 and § 401 of the Code, less the annual benefits he is entitled to under the pension plan. The benefits are to be paid on an annual basis for the life of Mr. Keach, Jr. The projected annual benefit payable to Mr. Keach, Jr. under this agreement is approximately $138,000. Death benefits are also provided in the agreement.

The benefits are paid from the general assets of the Bank. The Bank has secured key person life insurance which is expected to provide the Bank with the funds necessary to provide the benefits described above.

Supplemental Retirement Income Program

The Bank has entered into supplemental retirement agreements with its executive officers and with nine other current or former employees deemed by the management of the Bank to be key employees. These agreements provide each of the executive officers of the Bank with supplemental retirement benefits after the employee terminates his employment for any reason, unless such termination is for cause; provided that in no event will such retirement benefits commence before the employee has reached age 50.  The agreements also provide for death and burial benefits, and, for some employees, disability benefits prior to specified ages.

The annual benefits for the Named Executive Officers are equal to the amounts specified below:

John K. Keach, Jr.	$82,664
Charles R. Farber	$50,000
Mark T. Gorski	$50,000

The annual benefits are payable to those persons for a period of 15 years.

Because Mr. Farber resigned from all positions with the Bancorp and the Bank on March 9, 2011, after attaining age 60, he is eligible to receive early retirement benefits under his supplemental retirement agreement.  His early retirement benefit is the annual benefit set forth above reduced by 16.125%, or $41,938 per year.  Payment of these benefits to Mr. Farber will commence on April 1, 2011.

If Mr. Gorski ceases to be an employee following a change in control of the Bancorp, he will receive increased benefits under his supplemental executive retirement agreement, provided that it appears that these increased benefits may not be paid to him while the TARP Preferred Stock of the Company is held by the U.S. Department of Treasury.  Had Mr. Gorski been terminated at December 31, 2010, following a change in control of the Bancorp, he would have been entitled to an annual benefit of $23,810 payable over a 15-year period beginning 60 days after his separation from service. The value of this benefit as of December 31, 2010 was $266,967 assuming a change in control had occurred on that date.  This amount is subject to possible reductions under §280G of the Code.  Under Mr. Gorski’s agreement, a change in control occurs if:

•
a person or group acquires ownership of stock representing more than 50% of the Bank’s or the Bancorp’s total fair value or total voting power of the stock of the Bank or the Bancorp and stock of the Bank or the Bancorp remains outstanding after the transaction;

•	a person or group acquires ownership of stock representing 30% or more of the total voting power of the stock of the Bank or the Bancorp;

•
during a twelve-month period, a majority of the directors of the Bancorp is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Bancorp’s Board in office before the date of the appointment or election, unless another corporation is a majority shareholder of the Bancorp; or

•
a person or group, other than shareholders of the Bank or an entity controlled by shareholders of the Bank, acquires more than 40% of the total gross fair market value of the Bank’s assets, unless the person or group owns 50% or more of the total value or voting power of the Bank’s stock.

Mr. Keach, Jr. may receive benefits upon a change of control, but since his retirement benefits are already fully vested, those benefits will not increase as a result of a change in control of the Bancorp.

The benefits are paid from the general assets of the Bank. The Bank has secured key person life insurance in order to provide the Bank with the funds necessary to provide the benefits described above. Under the supplemental retirement agreements, if an executive officer or employee is terminated for cause, all benefits under his agreement are forfeited.

Compensation of Directors

The following table provides information concerning the compensation paid to or earned by the members of the Bancorp’s Board of Directors other than John K. Keach, Jr. for the Bancorp’s last fiscal year, whether or not deferred:

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Nonqualified Deferred Compensation Earnings (2)	All Other Compensation ($)(3)	Total ($)
John T. Beatty	$25,450	—	—	—	$25,450
William J. Blaser	32,450	—	—	—	32,450
Harold Force	24,900	—	—	—	24,900
David W. Laitinen,	26,200	—	—	—	26,200
John M. Miller	23,150	—	—	—	23,150
Harvard W. Nolting, Jr.	26,450	—	$5,287	—	31,737

(1)	Information on Mr. Keach, Jr., who is a Named Executive Officer, is included in the Summary Compensation Table.
(2)
This column includes above-market earnings on deferred compensation to which Mr. Nolting is entitled under his Directors Deferred Compensation Plan for Outside Directors.  Director Nolting (whose benefits are currently in pay status) received interest under the Plan in 2010 at the rate of 12%. The market rate for this plan for 2010 was 9.12% for Mr. Nolting.

(3)	The directors received certain perquisites during 2010, but the incremental cost of providing those perquisites did not exceed the $10,000 disclosure threshold.

At December 31, 2010, John M. Miller had outstanding a fully vested nonqualified stock option for 13,500 shares with an option price of $22.89 which expires on July 23, 2012.  Mr. Blaser had a ten-year nonqualified stock option for 10,000 shares with an option exercise price of $28.49 per share, which expires on November 28, 2016, and vested in full on November 28, 2007.  He also had a ten-year nonqualified stock option for 3,500 shares with an option exercise price of $21.495, which expires on April 22, 2018, and vested in full on April 23, 2010.

All of the other non-employee directors had the following fully vested nonqualified stock options outstanding at December 31, 2010:

•	A stock option for 1,431 shares with an exercise price of $17.575 per share which expires on October 23, 2011.

•	A stock option for 1,431 shares with an exercise price of $21.875 per share which expires on October 22, 2012.

•	A stock option for 1,431 shares with an exercise price of $27.40 per share which expires on October 28, 2013.

Directors of the Bancorp do not receive director fees. The Bank paid its directors a quarterly retainer of $4,200 plus $550 for each regular meeting attended and $250 for each committee meeting attended during 2010.  The Chairman of the Bancorp’s Audit Committee received a $2,000 quarterly retainer during 2010. If a director misses more than three consecutive meetings, he is removed from the Board.

Total fees paid to directors for the year ended December 31, 2010 were $158,600. Also directors with deferred compensation agreements accrued total interest of $70,003 during 2010.  The Bancorp made the decision in 2011 to replace the directors’ retainers with awards of restricted stock granted under the 2010 Option Plan.  For 2011, 1,300 shares of restricted stock that vest on November 22, 2011, were awarded to all outside directors in lieu of the payment of a retainer for 2011.

Deferred Compensation for Outside Directors. As of January 1, 2006, the Bank entered into deferred compensation agreements with three of its outside directors: Harold Force, John Beatty and David Laitinen. Under these agreements, the balance of director fees and accrued interest for each director under a superseded deferred director fee agreement was allocated to a separate account as of January 1, 2006. This amount for Mr. Nolting accrues interest at the annual rate prescribed by the plan which shall be no less than 8% and no more than 12%.  The balances for the other three directors accrue interest at the annual interest rate payable on a Single Premium Immediate Annuity providing for a 15-year term certain as quoted by Cincinnati Life Insurance Company or another comparable insurance company selected by the Board of the Directors of the Bank.  The balance of the director’s account under the plan will be paid in 180 monthly installments after the director attains age 60. Upon separation of service of a director before that time, similar benefits will be paid after the director attains age 60. Death benefits are also provided for in the agreement. Upon termination for cause, the director will be entitled only to the director fees he had previously deferred, without any interest credited thereon.

As of December 31, 2010, the balance held in an account for each director who has not yet started receiving benefits was as follows:

Name of Individual	Balance of Account at December 31, 2010
David W. Laitinen, MD	$417,858
Harold Force	$412,826

Mr. Beatty is currently receiving benefits under his plan of $31,835 per year through 2025.  Harvard W. Nolting, Jr. is currently receiving benefits under a similar deferred compensation agreement of $31,308 per year through 2019.

Transactions with Related Persons

The Bank follows a policy of offering to its directors, officers, and employees’ real estate mortgage loans secured by their principal residence, consumer loans, and, in certain cases, commercial loans. Current law authorizes the Bank to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to all of its employees. At present, the Bank offers loans to its executive officers, directors, and employees with an interest rate that is generally available to the public with substantially the same terms as those prevailing for comparable transactions. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to directors, executive officers and their associates totaled approximately $4,634,177, or 5.23% of equity capital, at December 31, 2010.

Proposal 2 — Ratification of Auditors

The Board of Directors proposes for the ratification of the shareholders at the Annual Meeting the appointment of BKD, LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2011. BKD, LLP was engaged to serve as auditors for the Bancorp for the first time in 2008. A representative of BKD is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2010, included in the Bancorp’s Shareholder Annual Report accompanying this Proxy Statement (“2010 Audited Financial Statements”):

The Committee has reviewed and discussed the Bancorp’s 2010 Audited Financial Statements with the Bancorp’s management.

The Committee has discussed with its independent auditors for 2010, BKD, LLP, the matters required to be discussed by Statement on Auditing Standards 61, as amended, which include, among other items, matters related to the conduct of the audit of the Bancorp’s financial statements.

The Committee has received written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and has discussed with the auditors the auditors’ independence from the Bancorp. The Committee considered whether the provision of services by its independent auditors, other than audit services including reviews of Forms 10-Q, is compatible with maintaining the auditors’ independence.

Based on review and discussions of the Bancorp’s 2010 Audited Financial Statements with management and with the independent auditors, the Audit Committee recommended to the Board of Directors that the Bancorp’s 2010 Audited Financial Statements be included in the Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

This Report is respectfully submitted by the Audit Committee of the Bancorp’s Board of Directors.

Audit Committee Members
William J. Blaser
John T. Beatty
Harold Force
David W. Laitinen
Harvard W. Nolting, Jr.

Accountant’s Fees

Audit Fees. The firm of BKD, LLP served as the Bancorp’s independent registered public accounting firm for the fiscal years ended December 31, 2010 and December 31, 2009. The aggregate fees billed by BKD, LLP for the audit of the Bancorp’s financial statements included in its annual report on Form 10-K; and for the review of its financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended December 31, 2009, and December 31, 2010, were $143,806 and $166,805, respectively.

Audit-Related Fees. There were no fees billed in the fiscal year ended December 31, 2009, or in the fiscal year ended December 31, 2010, for assurance and related services that are reasonably related to the audit or review of the Bancorp’s financial statements and that were not covered in the Audit Fees disclosed above.

Tax Fees. The aggregate fees billed in each of the fiscal years ended December 31, 2009, and December 31, 2010, for professional services rendered for tax compliance, tax advice or tax planning were $18,370 and $25,720, respectively.

All Other Fees. There were no fees billed in fiscal 2009 and fiscal 2010 for professional services rendered, except as disclosed above.

Audit Committee Pre-Approval. The Bancorp’s Audit Committee formally adopted resolutions pre-approving the engagement of BKD, LLP to act as the Bancorp’s independent registered public accounting firm for the fiscal years ended December 31, 2010, and December 31, 2009. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of BKD, LLP will be made by the Audit Committee and all non-audit and audit services to be rendered by BKD, LLP will be pre-approved by the Audit Committee. One hundred percent of audit-related and tax services for the fiscal years ended December 31, 2009 and 2010, were pre-approved by the Audit Committee. The Bancorp’s independent auditors performed substantially all work described above with their respective full-time, permanent employees.

Proposal 3 — Advisory Vote on Executive Compensation

Background of the Proposal

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) contains a requirement that financial institutions, like the Bancorp, that issued preferred stock and warrants to the U.S. Treasury Department under the TARP Capital Purchase Program permit a separate, non-binding shareholder vote to approve the compensation of the financial institution’s executive officers. The SEC has recently issued guidance that requires participants in the TARP Capital Purchase Program to submit to shareholders annually for their approval the executive compensation of senior executive officers as described in the Compensation Discussion and Analysis (if any) and the tabular disclosure regarding compensation of such executive officers (together with the accompanying narrative disclosure) in their proxy statements. Accordingly, we are asking you to approve the compensation of the Bancorp’s Named Executive Officers as described under “Executive Compensation” and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

Executive Compensation

The Bancorp believes that its compensation policies and procedures are focused on “pay for performance” principles and are strongly aligned with the long-term interests of shareholders. We believe that both the Bancorp and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “say on pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation for our Named Executive Officers described in this Proxy Statement by voting to approve or not approve such compensation as described in this Proxy Statement.

A main objective of our executive compensation program is to align a significant portion of each executive officer’s total compensation with the Bancorp’s annual and long-term performance and with the interests of our shareholders. A second, related objective of the executive compensation program is to attract and retain experienced, highly qualified executives so as to enhance the Bancorp’s long-term success and shareholder value. The Board of Directors believes that the Bancorp’s compensation policies and procedures achieve these objectives.

During 2009 and 2010, the Bancorp operated in a challenging environment marked by uncertainty and volatility.  Nationally, unemployment reached unprecedented levels for modern times.  The economic downturn was led by housing with dramatic declines in home prices, increasing foreclosures, rising consumer and commercial loan delinquencies and significant write-downs of asset values by financial institutions.  While the Bancorp had a net loss in 2009, its results were profitable in 2010.

Because of the adverse financial situation, the Compensation Committee and the Stock Option Committee adopted a responsible approach to executive compensation that allowed it to maintain a degree of flexibility to deal with the current economic conditions while remaining committed to its core philosophy of paying for performance and aligning executive compensation with shareholder interests. During 2010, these Committees took several actions to align executive compensation with shareholder interests in this challenging environment, including the following:

•
For 2009, the salary of the President and Chief Executive Officer was frozen at its 2008 level, and no increases were made in this salary until 2010.  In 2010, the salary of the President and Chief Executive Officer was set at a level that was deemed fair and reasonable for the services he renders, given that he does not participate in any of the Bancorp’s incentive plans.

•	The Bancorp’s President and Chief Executive Officer waived his long-term incentive plan benefit for 2009 and 2010.

•
In 2010, the previously awarded long-term incentive awards payable in 2011 were terminated as a result of the adoption of the 2010 Stock Option and Incentive Plan and the Senior Management Annual Incentive Compensation Plan and the decision to replace the long-term incentive plan benefits with benefits under those new plans.

•
No stock options have been awarded to any executive officers since April, 2008.  Restricted shares totaling 15,000 were awarded to the Named Executive Officers in May, 2010, and a total of 22,800 shares of Restricted Stock were awarded to executive officers and directors in January, 2011.  These are the only restricted stock grants awarded to the executive officers and directors by the Bancorp since its formation.

•
The Bancorp adopted a compensation committee charter which, among other things, authorizes the hiring by the committee members of independent advisors, including attorneys, to assist the Committee in carrying out its responsibilities.

•	The Bancorp amended its insider trading policy to prohibit hedging transactions by its directors, officers and employees.

•
The Bancorp adopted a Clawback Policy to allow the Board of Directors to recoup any excess incentive compensation paid to its executive officers if the financial results on which the awards were based are materially restated due to noncompliance with financial reporting requirements and the incentive compensation was paid during the three-year period prior to such restatement.

•	The Bancorp has no agreements with its executives that provide for the reimbursement of taxes owed with respect to any compensation.

•
While the TARP Preferred Stock is outstanding, none of the Bancorp’s Named Executive Officers may receive any golden parachutes, i.e. payments for the departure of a Named Executive Officer for reasons other than death or disability or payments due to a change in control of the Bancorp.

The Board of Directors believes the Bancorp’s compensation programs are well tailored to recruit and retain key executives while recognizing and sharing the sacrifices the Bancorp’s shareholders have made.

Shareholders are encouraged to carefully review the executive compensation tables in this Proxy Statement for a discussion of the Bancorp’s executive compensation program.

As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Bancorp’s executive compensation as reflected in the disclosures regarding Named Executive Officer compensation provided in the various tables included in this Proxy

Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse the Bancorp’s executive compensation through the following resolution:

“Resolved, that the shareholders of Indiana Community Bancorp approve the compensation of the Bancorp’s executive officers, as disclosed in the tabular disclosure regarding executive officer compensation (together with the accompanying narrative disclosure) in the Proxy Statement for the 2011 Annual Meeting of Shareholders.”

Vote Required and Effect

Approval of the Bancorp’s executive compensation would require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee and the Board of Directors may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “For”
approval of this proposal on executive compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Bancorp’s officers and directors and persons who own more than 10% of the Bancorp’s Common Stock file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Bancorp with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of the forms it received and/or written representations from reporting persons that no Forms 5 were required for those persons, the Bancorp believes that during the fiscal year ended December 31, 2010, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were satisfied in a timely manner, except that William J. Blaser filed approximately 10 days late a Form 4 reporting the purchase of 3,000 shares at $15.00 per share on November 24, 2010, and Harold Force filed approximately 10 days late a Form 4 reporting the purchase of 231 shares at $7.70 per share on January 6, 2010.

Shareholder Proposals

If a shareholder wishes to have a proposal presented at the next Annual Meeting of shareholders of the Bancorp and included in the Proxy Statement and form of proxy relating to that meeting, the Bancorp must receive the proposal at its main office no later than November 23, 2011.

A shareholder proposal being submitted for presentation at the Annual Meeting but not for inclusion in the Bancorp’s proxy statement and form of proxy will normally be considered untimely if it is received by the Bancorp later than 60 days in advance of the Annual Meeting of shareholders of the Bancorp in 2012. If, however, less than 70 days notice or prior public disclosure of the date of the next annual meeting is given or made to shareholders (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-Laws, if the Annual Meeting is held on such date), such proposal shall be considered untimely if it is received by the Bancorp later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the Bancorp receives notice of such proposal after such time, each proxy that the Bancorp receives will confer upon it discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Bancorp’s proxy statement for the next Annual Meeting.

Proposals should be sent to the attention of the Secretary of the Bancorp at 501 Washington Street, Columbus, Indiana 47201. All shareholder proposals are subject to the requirements of the proxy rules under the Exchange Act and the Bancorp’s Articles of Incorporation, By-Laws and Indiana law.

Other Matters

Management is not aware of any business to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the proxies solicited by this Proxy Statement will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Bancorp will bear the cost of the solicitation of proxies. The Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Bancorp may solicit proxies personally or by telephone without additional compensation.  Furthermore, the Bancorp has engaged the services of Phoenix Advisory Partners to assist in the solicitation of proxies at an anticipated cost of $5,000 plus expenses.

We urge each shareholder to complete, date and sign the proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

John K. Keach, Jr. Chairman of the Board, President and Chief Executive Officer

March 22, 2011

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY INDIANA COMMUNITY BANCORP

ANNUAL MEETING OF SHAREHOLDERS APRIL 26, 2011		1. The election as directors of all nominees listed below for three-year terms:	For ☐	Withhold ☐	For All Except ☐
01 John K. Keach, Jr. 02 David W. Laitinen, MD
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Mark T. Gorski with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of capital stock of Indiana Community Bancorp (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hilton Garden Inn, 12210 North Executive Drive, Edinburgh, Indiana, on Tuesday, April 26, 2011, at 3:00 P.M. local time, and at any and all adjournments thereof, as follows:
		2. The ratification of the appointment of BKD LLP as auditors for the Corporation for the fiscal year ended December 31, 2011.	For ☐	Against ☐	Abstain ☐
		3. The approval, in an advisory (non-binding) vote, of the compensation of executives disclosed in the proxy statement.	For ☐	Against ☐	Abstain ☐

In his discretion, the proxy is authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

This proxy may be revoked at any time prior to the voting thereof.

The Board of Directors recommends a vote “FOR” each of the listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH  MEETING, THIS PROXY WILL BE VOTED BY  THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to date and sign this proxy card in the box below	Date	The undersigned acknowledges receipt from the Corporation, prior to the execution of this proxy, of a notice of the Meeting, a proxy statement and an Annual Report to shareholders.

Sign above Co-Holder (if any) sign above

◄		►

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é Detach above card, sign, date and mail in postage paid envelope provided. é

INDIANA COMMUNITY BANCORP

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

◄			►
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	VOTING AUTHORIZATION FORM INDIANA COMMUNITY BANCORP

ANNUAL MEETING OF SHAREHOLDERS APRIL 26, 2011		1. The election as directors of all nominees listed below for three-year terms:	For ☐	Withhold ☐	For All Except ☐
01 John K. Keach, Jr. 02 David W. Laitinen, MD
The undersigned hereby authorizes Reliance Trust Company, the Trustee of the Indiana Bank and Trust Company Employees’ Savings and Profit Sharing Plan and Trust (the “401(k) Plan”), to vote all shares of capital stock of Indiana Community Bancorp (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hilton Garden Inn, 12210 North Executive Drive, Edinburgh, Indiana, on Tuesday, April 26, 2011, at 3:00 P.M. local time, and at any and all adjournments thereof, on the matters set forth below.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
Your vote and the votes of other participants will be tallied by the Trustee who will then vote the shares held in the 401(k) Plan for each proposal based on the timely voting instructions it has received from participants. The Trustee will also vote all shares held for which it has received a voting authorization form without specific instructions, “FOR” Proposals 1, 2 and 3 and will vote shares for which it receives no voting authorization form in the same proportion as the other shares are voted. In each case, such vote must be deemed by the Trustee to be in the best interest of participants and beneficiaries and must be in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The effect of the foregoing procedures is that all shares of Indiana Community Bancorp’s capital stock held in the 401(k) Plan will be voted.

2.  The ratification of the appointment of BKD LLP as auditors for the Corporation for the fiscal year ended December 31, 2011.

3.  The approval, in an advisory (non-binding) vote, of the compensation of executives disclosed in the proxy statement.
			For ☐ For ☐	Against ☐ Against ☐	Abstain ☐ Abstain ☐
The Trustee is hereby authorized to vote all shares of common stock of Indiana Community Bancorp credited to me under the 401(k) Plan in its trust capacity as indicated above.

Please be sure to date and sign this Voting Authorization Form in the box below	Date

Sign above Co-Holder (if any) sign above

◄		►

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é Detach above card, sign, date and mail in postage paid envelope provided. é

INDIANA COMMUNITY BANCORP  -- 401(k)

PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING AUTHORIZATION FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NOT LATER THAN APRIL 11, 2011.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE VOTING AUTHORIZATION FORM IN THE ENVELOPE PROVIDED.